UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2015

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On December 18, 2015, the Company issued a press release increasing its 2015 earnings guidance and announced 2016 financial guidance. The full text of the press release is included as Exhibit 99.1 to this report.

Centene Corporation will host an investor meeting today, including a question-and-answer session, to discuss the details of its guidance at the Pierre Hotel in New York City. The meeting will begin promptly at 8:30 AM (Eastern Time) and end at approximately 11:30 AM (Eastern Time). Investors and other interested parties who are unable to attend in person are invited to listen to the investor meeting via a live, audio webcast on the Company's website and view a copy of the investor presentation at www.centene.com, under the Investors section.

The information contained in the website is not a part of this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 Press release of Centene Corporation issued December 18, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	December 18, 2015	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Centene Corporation issued December 18, 2015.